                          TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                   AUGUST 1998



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TOTAL TRUST PERFORMANCE                    MARCH 1998                 APRIL 1998               MAY 1998           JUNE 1998
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TOTAL ENDING BALANCE:              2,084,155,460             2,101,025,116            2,101,288,165            2,104,387,307
ENDING PRINCIPAL BALANCE:          2,004,851,422             2,022,641,103            2,023,741,118            2,028,389,222
ENDING NON-PRINCIPAL BALANCE:         79,304,038                78,384,012               77,547,047               75,998,085

INVESTOR PERCENTAGE:                      73.90%                    73.76%                   73.11%                   73.07%

YIELD:                                41,595,765       24.94%   38,256,572      22.90%   38,531,054      22.86%   40,346,796

CHARGE-OFFS:                          (9,462,225)      -5.67%   (8,630,229)     -5.17%   (8,715,586)     -5.17%   (8,470,787)

NET YIELD: (YIELD - C/O)                               19.27%                   17.73%                   17.69%

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SERIES 1996-1                             MARCH 1998                 APRIL 1998               MAY 1998             JUNE 1998
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 Month-End Investor Balance        1,115,151,821             1,115,151,821            1,115,151,821            1,115,151,821
 Investor Percentage                      55.73%                    55.62%                   55.13%                   55.10%
 THREE-MONTH-AVG EXCESS SERVICING                       9.01%                    9.75%                   10.29%

Yield:                                23,180,029       24.94%   21,279,326      22.90%   21,243,499      22.86%   22,232,489

 Charge-Offs                          (5,273,004)      -5.67%   (4,800,364)     -5.17%   (4,805,203)     -5.17%   (4,667,699)
 Certificate Interest                 (5,483,407)      -5.90%   (5,454,367)     -5.87%   (5,636,179)     -6.07%   (5,454,367)
 Servicing Fee                        (1,858,586)      -2.00%   (1,858,586)     -2.00%   (1,858,586)     -2.00%   (1,858,586)

EXCESS SERVICING:                     10,565,031       11.37%    9,166,009       9.86%    8,943,531       9.62%   10,251,837
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SERIES 1996-2                     MARCH 1998                 APRIL 1998               MAY 1998                 JUNE 1998
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 Month-End Investor Balance          363,636,975               363,636,975              363,636,975              363,636,975
 Investor Percentage                      18.17%                    18.14%                   17.98%                   17.97%
 THREE-MONTH-AVG EXCESS SERVICING                       9.16%                    9.78%                   10.27%

Yield:                                 7,564,991       24.96%    6,944,945      22.92%    6,933,433      22.88%    7,255,779

 Charge-Offs                          (1,719,460)      -5.67%   (1,565,338)     -5.17%   (1,566,916)     -5.17%   (1,522,078)
 Certificate Interest                 (1,799,953)      -5.94%   (1,734,031)     -5.72%   (1,907,435)     -6.29%   (1,618,297)
 Servicing Fee                          (606,062)      -2.00%     (606,062)     -2.00%     (606,062)     -2.00%     (606,062)

EXCESS SERVICING:                      3,439,516       11.35%    3,039,514      10.03%    2,853,021       9.41%    3,509,342
==============================================================================================================================



=======================================================================================================
TOTAL TRUST PERFORMANCE           JUNE 1998              JULY 1998                     AUGUST 1998
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TOTAL ENDING BALANCE:                            2,112,197,281                2,101,972,752
ENDING PRINCIPAL BALANCE:                        2,036,541,506                2,027,631,007
ENDING NON-PRINCIPAL BALANCE:                       75,655,775                   74,341,746

INVESTOR PERCENTAGE:                                    72.90%                       67.08%

YIELD:                              23.92%          39,166,321        23.17%     40,424,892     23.82%

CHARGE-OFFS:                        -5.02%          (8,077,465)       -4.78%     (7,576,784)    -4.46%

NET YIELD: (YIELD - C/O)            18.90%                            18.39%                    19.36%

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SERIES 1996-1                     JUNE 1998           JULY 1998                         AUGUST 1998
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 Month-End Investor Balance                      1,115,151,821                1,115,151,821
 Investor Percentage                                    54.98%                       54.76%
 THREE-MONTH-AVG EXCESS SERVICING   10.17%                            10.20%                    10.89%

Yield:                              23.92%          21,532,551        23.17%     22,135,513     23.82%

 Charge-Offs                        -5.02%          (4,440,765)       -4.78%     (4,148,830)    -4.46%
 Certificate Interest               -5.87%          (5,999,804)       -6.46%     (5,258,523)    -5.66%
 Servicing Fee                      -2.00%          (1,858,586)       -2.00%     (1,858,586)    -2.00%

EXCESS SERVICING:                   11.03%           9,233,396         9.94%     10,869,574     11.70%
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SERIES 1996-2                     JUNE 1998           JULY 1998                         AUGUST 1998
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 Month-End Investor Balance                        251,031,912                  137,251,868
 Investor Percentage                                    17.93%                       12.33%
 THREE-MONTH-AVG EXCESS SERVICING   10.34%                            10.56%                    11.20%

Yield:                              23.94%           7,027,577        23.19%      4,989,338     23.85%

 Charge-Offs                        -5.02%          (1,448,078)       -4.78%       (933,943)    -4.46%
 Certificate Interest               -5.34%          (1,734,478)       -5.72%     (1,722,344)    -6.07%
 Servicing Fee                      -2.00%            (606,062)       -2.00%       (418,387)    -2.00%

EXCESS SERVICING:                   11.58%           3,238,960        10.69%      1,914,664     11.32%
=======================================================================================================

  Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.